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                                 February, 2000

                             RARE MEDIUM GROUP, INC.
                            (a Delaware corporation)

                          AMENDED AND RESTATED BY-LAWS
                            -------------------------


                                    ARTICLE I

                                     Offices

          1.1 Principal Offices. The principal office of the Corporation shall be located at 565 Fifth Avenue, 29th Floor, New York, New York 10017. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

          1.2 Registered Office. The registered office of the Corporation in the State of Delaware is Corp. Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801, and may be changed from time to time as the Board of Directors may determine.

                                   ARTICLE II

                                  Shareholders

          2.1 Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday of April, in each year commencing in 1985, at 11:00 o'clock A.M. local time or on such other date and at such other time within any particular calendar year as the Board of Directors may adopt by a two-thirds vote thereof. Such approval shall be appropriately filed with the Secretary of the Corpora tion. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the annual meeting has not been held during a calendar year, any shareholder may call such meeting by following the procedure set forth in Section 2.2 hereof.


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          At the annual meeting, the shareholders shall elect Directors for the ensuing year and may transact such other business as may property come before the meeting.

          2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors, or by the shareholders entitled to cast at least one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of meeting to be held not more than sixty (60) days after receipt of the request and give due notice thereof to the shareholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

          2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of a shareholders' meeting. If no designation is made by the Board of Directors, the place of meeting shall be at the principal office of the Corporation.

          2.4 Notice of Meeting. Written notice shall, unless otherwise provided by statute, be given by, or at the direction of, the person authorized to call the meeting, to shareholders as of the record date as provided in Section 2.6 hereof, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address of the shareholder appearing on the books of the Corporation, or supplied by the shareholder to the Corporation for the purpose of notice. Such notice shall state the place, date and hour of the meeting. When required by these By-Laws or by statute, such notice shall also state the general nature of the business to be transacted.

          2.5 Sufficiency of Notice. Any given notice required hereunder shall be deemed to have been given to the person entitled thereto (a) if sent by mail, when deposited in the United States mail, postage prepaid, or (b) when lodged with a telegraph office for transmission with charges prepaid, or (c) when delivered personally.

          Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated, shall be deemed, equivalent to the giving of such notice. Attendance of a person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express and stated


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purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          2.6 Record Date. The Board of Directors may fix in advance a date as the record date for the determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date for which such determination of shareholders is necessary or proper. If no record date is fixed for the determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend or such other entitlement, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend or together entitlement is adopted, as the case may be, shall be the record date for such determination of shareholders.

          2.7 Voting List. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The stock ledger shall be used to determine who are the shareholders entitled to examine such list or stock ledger or to vote, in person, or by proxy, at any meeting of the shareholders.

          2.8 Quorum. Except as otherwise required by law, the presence of shareholders, in person or by proxy, entitled to cast at least a majority of the votes which all Common Stock holders (plus such other shareholders who may from time to time be entitled to vote with the holders of Common Stock) are entitled to cast shall constitute a quorum. With respect to the consideration of any particular matter as to which the shareholders of any class or series shall be entitled to cast a vote separate from the vote of the Common Stock holders, the presence of shareholders are entitled to cast on such particular matter shall constitute a quorum of such class or series of shareholders for the purpose of considering such matters. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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          If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. When a meeting called for the election of Directors has been once adjourned because a quorum had not attended, those shareholders entitled to vote in the election of Directors who attend the second of such adjourned meetings, although less than a quorum as fixed in these By-Laws or in the Certificate of Incorporation or by statute, shall nevertheless constitute a quorum for the purpose of electing Directors.

          2.9 Acts of Shareholders. Unless a greater or different vote shall be required as to a particular matter by the Certificate of Incorporation or by these By-Laws or by applicable statute, an act authorized by the vote of the holders of a majority of those Common Shares (plus holders of such other shares which may from time to time be entitled to vote with the holders of Common Shares) present in person or by proxy at a duly organized meeting shall be the act of the shareholders.

          2.10 Adjournment. Adjournment or adjournments at any annual or special meeting may be taken as may be directed by a majority of votes cast by the shareholders present in person, or by proxy entitled to cast the votes which the Common Stockholders (plus such other shareholders who shall at the time be entitled to vote with the holders of Common Shares on the matters to be considered at the meeting) may cast. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Adjournment of any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods, not to exceed fifteen (15) days each, as directed by the shareholders present in person or by proxy, provided that they constitute at least a majority of the votes entitled to be cast at an election of directors.

          2.11 Proxies. At all meetings of shareholders, a shareholder entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy, unless coupled with interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not


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be effective until notice thereof has been given to the Secretary of the
Corporation. The Secretary may treat any proxy delivered to him as valid, unless before the vote is counted or the authority is exercised, written notice of any invalidity, together with such supporting information as shall enable a judgment to be rendered, is given to the Secretary.

          2.12 Voting Rights. Unless otherwise provided in the Certificate of Incorporation or in a duly filed statement establishing the rights of classes or series, only the holders of Common Stock shall be entitled to vote at a meeting of the shareholders, and every shareholder having the right to vote shall be entitled to one vote for every share of Common Stock standing in his name on the books of the Corporation.

          2.13 Nomination of Directors. Nominations for election to the office of Director at an annual or special meeting of shareholders shall be made by the Board of Directors, or by the Executive Committee, or by petition in writing delivered to the Secretary of the Corporation not fewer than thirty-five (35) days prior to such shareholders' meeting, signed by the holders' shares entitled to be voted in the election of Directors. Unless nominations shall have been made as aforesaid, they shall not be considered at such shareholders' meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Director at such meeting, in which event nominations may be made at the shareholders' meeting by a person entitled to vote in the election of Directors.

          2.14 Election by Ballot. The election of Directors shall be by ballot upon demand before the voting begins by a shareholder entitled to vote at such election. Unless so demanded, voting need not be by ballot.

          2.15 Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. The number of Judges shall be one or three. The Judges of Election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum, the authenticity, validity and effect of proxies; hear and determine all challenges and questions arising in connection with the right to vote; receive, count and tabulate all votes or ballots, and determine the result; and do such other acts as may be necessary and proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the Meeting, or of any shareholder or his proxy, the Judges shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. If there be three Judges


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of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision and/or certificate of all. Any report or certificate made by the Judges of Election shall be prima facie evidence of the facts stated therein.

          2.16 Consent of Shareholders in Lieu of Meeting. Any action which may be taken at any annual or special meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by 1/3 of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                                   ARTICLE III

                               Board of Directors

          3.1 Number, Tenure and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors, constituted of such number of persons as shall be determined from time to time by resolution of the Board of Directors, but shall not be more than twelve nor less than three, and only less than three if all the shares of the corporation are owned beneficially or of record by 1 or 2 shareholders, in which case there may be less than three
(3) but not less than the number of shareholders. Directors shall be natural persons of full age and need not be shareholders in the Corporation.

          3.2 Powers and Authorization. In addition to the powers and authority by these By-Laws expressly conferred, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done only by the shareholders. The Board shall have the power to elect the Chairman of the Board by majority vote, to delegate any of the powers exercised or exercisable by the Board to any standing or special committee, or to any Officer or Agent, or to appoint any person to be the Agent of the Corporation, with such powers, including the power to subdelegate, and upon such terms as the Board shall deem appropriate.

          3.3 Meetings. Meetings of the Board of Directors shall be held at such times and places, either within or without the State of Delaware, as may be fixed by resolution of the Board, or by the President, or upon written demand of a majority of the Directors.


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          3.4 Notice. Notice of a meeting of Directors or of any Committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the second day following the day deposited in the United States mail, addressed to the Director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph company, addressed to the Director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.

          A Director may waive notice of any meeting in a writing signed either before or after the time stated. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          3.5 Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, one-third of the Directors present may adjourn the meeting from time to time without further notice.

          Directors shall be deemed present at a meeting of the Board of Directors if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

          The act of the majority of the Directors voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

          3.6 Unanimous Consent. Any action which may be taken at the meeting of the Directors, or by action of the members of the Executive Committee or by the members of any other Committee appointed by the Board, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the Committee, as the case may be, and filed with the Secretary of the Corporation.

          3.7 Compensation. Directors as such need not receive any compensation for their services. By resolution of the Board, a stated salary may be fixed for the Directors, or a fixed sum for, and expenses of, attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained


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shall be construed to preclude any Director from serving the Corporation as member of a Committee or an officer or in any other capacity and receiving compensation therefor.

          3.8 Committees of the Board. The Board may, by resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute an Executive Committee, which, unless otherwise provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board may by resolution adopted by a majority of the whole Board delegate two or more of its members to act as a committee to exercise all power and authority which the Board might exercise in matters as to which the Committee is authorized to act.

          The presence in person or as hereafter provided of one-half (1/2) of the members of the Executive Committee or any other Committee shall constitute a quorum for the transaction of business at any meeting of such Committee, and the act of a majority of those members of such Committee voting at a meeting at which a quorum is present shall be the act of the Committee. Members of the Executive Committee or any other Committee shall be deemed as being present at a meeting of such Committee if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. In the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          3.9 Removal of Directors. Any individual Director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of Directors, but such removal shall not occur if the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual meeting of shareholders, would be sufficient to elect one or more Directors.

          The entire Board of Directors may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes shareholders would be entitled to cast at any annual election of Directors.


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          The Board of Directors may declare vacant the office of a Director if he be declared of unsound mind by an Order of Court, or convicted of a felony or other crime, or for any other proper cause.

          3.10 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filed by a majority vote of the remaining members of the Board though less than a quorum. A Director elected to fill a vacancy shall be a Director until a successor is elected by the shareholders, who may make such election at the next annual meeting of the sharehold ers or any special meeting duly called for that purpose and held prior thereto.

                                   ARTICLE IV

                                    Officers

          4.1 Executive Officers. The Executive Officers of the Corporation shall be chosen by the Directors and shall be a Chairman of the Board, Vice Chairman of the Board, President, Secretary, and Treasurer. The Board of Directors may also choose one or more Vice Presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have authority and shall perform such duties as from time to time shall be prescribed by the Board.

          4.2 Qualifications. Any number of officers may be held by the same person. The Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer and Secretary shall be natural persons of full age. It shall not be necessary for the officers to be Directors.

          4.3 Salaries. The salaries of the Chairman of the Board, Vice Chairman of the Board, President, and Vice President, the Secretary and the Treasurer of the Corporation shall be fixed by the Board of Directors.

          4.4 Term of the Office; Removal. The officers of the Corporation shall hold office for one year and until their successors are chosen and qualify.

          Notwithstanding the foregoing, every officer and agent may be removed at any time by the Board of Directors, without assigning any cause therefor.

          4.5 Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders. He shall have such other


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duties and powers as are assigned to him by the Board of Directors. Except as otherwise provided by the Board or these By-Laws, he shall be a voting member ex officio of all standing committees.

          4.6 President. The president shall have general supervision of the business of the Corporation. He shall prescribe duties of the other officers (other than the Chairman of the Board) and employees and see to the proper performance thereof and shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. He may execute on behalf of the Corporation, and may authorize the corporate seal to be affixed to, all instruments requiring such execution. In the absence of the Chairman of the Board, the president shall preside at meetings of the Board of Directors and of the Shareholders. He shall have such other duties and powers as are assigned to him by the Board of Directors. Except as otherwise provided by the Board or these By-Laws, he shall be voting member ex officio of all standing committees.

          4.7 Vice President. The vice president shall have such duties as are prescribed by the Board of Directors or the president. The vice president as designated by the Board of Directors shall perform the duties and have the powers of the president during his absence or disability.

          4.8 Treasurer. The treasurer shall act under the direction of the president and shall have such duties as are prescribed by the Board of Directors or the president.

          4.9 Secretary. The secretary shall act under the direction of the president. Unless a designation to the contrary is made at a meeting, the secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record the proceedings of such meetings in the corporate minute book. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of all special meetings of the Board of Directors, and shall have custody of the corporate seal of the Company. The secretary shall have such other duties as are prescribed by the Board of Directors or the president.

          4.10 Assistant Officers. The Board of Directors may elect such assistant officers at such times and for such terms (which, if not otherwise stated, shall be at the pleasure of the Board) as it deems advisable. Each assistant officer shall have such duties as are prescribed by the Board of Directors, the president or the officer to whom he is an assistant. During the absence or disability of an officer, his assistant


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officers, as designated by the Board of Directors (or, in the absence of such designation, by the president), shall perform the duties and have the power of such officer.

          4.11 Vacancies. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office at the pleasure of the Board.

                                    ARTICLE V

                   Indemnifications of Directors and Officers

          5.1 Definitions. Certain terms used in this Article V shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings.

               (a) "Authorized Representative" shall mean a director or officer, employee or agent of the Corporation, acting solely in such capacity, or a person serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise 50% or more of whose voting stock or equitable interest shall be owned by this Corporation.

               (b) "Criminal Third Party Proceeding" shall include any Third Party Proceedings involving potential criminal liability.

               (c) "Derivative Action" shall mean any threatened, pending or completed action or suit by the Corporation to produce a judgment in favor of its shareholders, or any threatened, pending or completed action or suit in the right of the Corporation by its shareholders to procure a judgment in favor of the Corporation.

               (d) "Disinterested Directors" shall include directors of the Corporation who are not parties or have no economic or other collateral personal benefit relating to a Third Party Proceeding or Derivative Action.

               (e) "Party" shall include any person who is required to give testimony or becomes similarly involved, whether or not named in the action as a party thereto.


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               (f) "Third Party Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, quasi-administrative or investigative, other than an action by or in the right of the Corporation.

          5.2 Directors and Officers -- Third Party Proceedings. The Corporation shall indemnify any director and any officer of the Corporation who was or is a party or is threatened to be made a party to any Third Party Proceeding by reason of the fact that he or she was or is an Authorized Representative of the Corporation against his or her expenses and liabilities (including attorneys' fees), actually and reasonably incurred by him or her in connection with the Third Party Proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation and, with respect to any Criminal Third Party Proceeding, had no reasonable cause to believe his or her conduct was unlawful or in violation of applicable rules. The termination of any Third Party Proceeding by judgment, order, settlement, consent filing of a criminal complaint or information, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any Criminal Third Party Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          5.3 Directors and Officers -- Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any Derivative Action by reason of the fact that the director or officer was or is an Authorized Representative of the Corporation, against his or her expenses (including attorneys' fees) actually and reasonably incurred by the director or officer in the action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas, or other similarly constituted state court, located in the county where the registered office of the Corporation is located or the court in which such Derivative Action is or was pending, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.


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          5.4 Authorized Representatives Not Directors or Officers. An
Authorized Representative of the Corporation other than a director or officer of the Corporation may be indemnified by the Corporation or have his or her expenses advanced in accordance with the procedures set forth in paragraphs 5.2, 5.3, 5.5, 5.6 and 5.7 of this Article. To the extent that an Authorized Representative of the Corporation has been successful on the merits or otherwise in defense of any Third Party Proceeding or Derivative Action or in defense of any claim, issue or matter therein, the Authorized Representative shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          5.5 Procedure for Effecting Indemnification. Indemnification under paragraphs 5.2, 5.3 or 5.4 of this Article (unless ordered by a court, in which case the expenses, including attorneys' fees of the Authorized Representative in enforcing indemnification shall be added to and included in the final judgment against the Corporation) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Authorized Representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs 5.2 or
5.3 of this Article or has been successful on the merits or as otherwise set forth in paragraph 5.4 of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

               (a) By the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of Disinterested Directors; or

               (b) If a quorum is not obtainable or, even if obtainable, a majority vote of a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion.

          5.6 Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of Disinterested Directors is not available, or by persons designated by the Board of Directors. Independent legal counsel shall not include any employee of the Corporation or any person who has been or is a member or employee of any firm which has rendered services for a fee to the Corporation during the one year immediately preceding the appointment. If independent legal counsel shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.


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          5.7 Advancing Expenses. Expenses incurred in defending a Third Party
Proceeding or Derivative Action shall be paid on behalf of a director or officer, and may be paid on behalf of any Authorized Representative, by the Corporation in advance of the final disposition of the action as authorized in the manner provided by paragraph 5.5 of this Article (except that the person(s) making the determination thereunder need not make a determination on whether the applicable standard of conduct has been met unless a judicial determination has been made with respect thereto, or the person seeking indemnification has conceded that he or she has not met such standard) upon receipt of an undertaking by or on behalf of the Authorized Representative to repay the amount to be advanced unless it shall ultimately be determined that the Authorized Representative is entitled to be indemnified by the Corporation as required in this Article or authorized by law. The financial ability of any Authorized Representative to make repayment shall not be a prerequisite to making of an advance.

          5.8 Conditions. The Corporation may impose reasonable restrictions upon any persons seeking indemnification (including advanced expenses) under this Article including, but not limited to, a condition to the effect that, except to the extent differing interests compel another result, persons to be indemnified under this paragraph may be required to share the same counsel and other services.

          5.9 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Authorized Representative against any expenses and liabilities asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article.

          5.10 Scope of Article. Each person who shall act as an Authorized Representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article.

          The indemnification provided by this Article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any statute, agreement, vote of Disinterested Directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be an Authorized Representative of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.


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                                   ARTICLE VI

                         Corporate Records and Statement

          6.1 Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the Directors, and the original or copy of its By-Laws, including all amendments or alterations thereto to date. An original or duplicate share register shall also be kept at the principal office and at the office of its transfer agent or registrar, giving the names of the shareholders, their respective addresses, and the number and classes of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

          6.2 Annual Statement. The President and Board of Directors shall present at each annual meeting of shareholders such statement of the business and affairs of the Corporation for the preceding year as they shall deem appropriate. No financial or other statement of the Corporation need be sent to shareholders unless the Board of Directors shall so determine. Such Statements shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

                                   ARTICLE VII

                   Share Certificates, Transfer of Stock, Etc.

          7.1 Issuance. The Board of Directors shall have the power, by Resolution duly adopted, to issue from time to time, in whole or in part, the kinds or classes of shares authorized in the Certificate of Incorporation.

          Share certificates shall bear the signature of the President and Secretary and the corporate seal, which may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar, the signature of the President or Secretary upon such certificate may be a facsimile, engraved or printed.

          7.2 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No


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transfer need be made inconsistent with the provisions of the Uniform Commercial
Code or other applicable Federal, State or local law.

          No transfer or assignment shall effect the right of the Corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact, until such transfer assignment is registered on the books of the Corporation.

          7.3 Absolute Owner. The Corporation shall be entitled to treat the registered holder of any shares as the prima facie owner thereof. If objection is made by the actual shareholder at the time the ballot is tendered, which objection is accompanied by a written statement under oath that the person in whose name such stock is registered is not true owner thereof, it shall be the duty of the judges of the election to inquire and determine summarily whether the facts are as represented in such statement, and if so the vote tendered shall be rejected.

          7.4 Lost, Destroyed or Mutilated Certificate. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                                  ARTICLE VIII

                            Miscellaneous Provisions

          8.1 Signatures on Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          8.2 Securities of Other Corporations. The President, or the Secretary, shall have full power to vote, appoint proxies, or otherwise perform any act as a shareholder with respect to any shares or other securities of any corporation owned by this Corporation, including the power to sell, convert, exchange, pledge or encumber such securities.

          8.3 Fiscal Year. The fiscal year shall begin the first day of January of each year.


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                                   ARTICLE IX

                                   Amendments

          9.1 These By-Laws may be altered, amended or repealed by a majority of the holders of all Common Shares entitled to vote (plus the holders of such other shares as may then be entitled to vote with the holders of Common Shares) present in person or by proxy at any regular or special meeting duly convened. These By-Laws may also be altered, amended or repealed by a majority vote of Directors.

          9.2 Record of Amendments.

    Section               Manner in Which                     Date of
    Amended              Amendment Effected                  Amendment
    -------              ------------------                  ---------

   Section 1.1           Unanimous Written               February __, 2000
                        Consent of Directors


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